EXHIBIT 99.1
Roomlinx Signs Master Agreement with Hyatt to Install Roomlinx’s Integrated Hotel Technologies into Hyatt Hotels and Resorts in North America.

DENVER, CO, March 13, 2012 – Roomlinx, Inc. (OTC: RMLX), the innovative developer of interactive TV (iTV) applications for the hospitality industry, announced today the entry into a master service agreement with an affiliate of Hyatt Hotels Corporation (NYSE:H).  Pursuant to the agreement, Roomlinx will be a provider of Integrated Hotel Technologies, including in-room entertainment, High Speed Internet and High Definition TV Programming for participating Hyatt hotels and resorts in the U.S., Canada, and the Caribbean.  The roll out will begin immediately and it is anticipated that up to 60,000 Hyatt rooms will be installed with Roomlinx’s iTV platform within the next two years.  The systems have already been installed in the nearly 1,800 guestrooms at Hyatt Regency New Orleans, Andaz 5th Avenue in New York, and most recently at Hyatt Regency Denver Tech Center.

The agreement to roll out Roomlinx will offer Hyatt a meaningful technology differentiator within the highly competitive hotel market.  Roomlinx iTV combines the best of HD TV, Internet, PC functionality and Video on Demand along with a versatile selection of guest amenities all available via a high definition LCD TV.

Hyatt Regency New Orleans Main Screen on Roomlinx iTV System

With Roomlinx iTV guests will have access to a robust feature set through the HDTV such as:
•	Internet Apps including Netflix, Pandora, Hulu, YouTube, Facebook, and many more
•	International and U.S. television programming on demand
•	Click and Go TV program guide
•	Web Games
•	MP3 player and thumb drive access
•	Ability to send directions from the iTV system to a mobile device

Guests can also easily order room service, interact with hotel associates, make restaurant reservations, edit and print documents as well as gain direct access to local dining, shopping, nightlife, cultural events or attractions all through a dynamic user interface on the TV.  The choice of Roomlinx positions Hyatt as the first major hotel brand to introduce a truly integrated TV and Internet experience in place of a traditional Video-on-Demand offering.

“Today’s guests are more tech savvy than ever.  They want a sophisticated, yet simplified technology and entertainment experience that is the same or better than what they have at home.” said Pete Sears, Senior Vice President, Operations, North America, Hyatt Hotels and Resorts.  “Hyatt’s decision to work with Roomlinx is the result of an extensive evaluation process.  We look forward to working with Roomlinx and providing an outstanding guest experience.”

“We’re delighted to work with Hyatt.” said Roomlinx CEO Michael Wasik. “Hyatt’s decision to offer guests better technology and entertainment services marks a bold transition within the hotel industry.”  He added, “The consumer appetite for new and fun technologies has been far outpacing what most hotels offer.  Hyatt will now be able to offer an experience that satisfies that appetite.  And since Roomlinx is built on a versatile platform we will adapt as needed to meet the guest’s and hotel’s future needs.  Entering into this relationship with Hyatt represents what I believe to be an inflection point in Roomlinx’s business and growth and is tangible evidence of the value our products deliver to hotel operators.”

About Roomlinx

Headquartered in Broomfield, CO, Roomlinx, Inc. is the innovative developer of iTV applications in the hospitality industry serving the United States, Canada and selected global markets. The Company provides premium hotel and resort properties “best-in-class” in-room technology. The Company’s recent launch of iTV Platform 3.0 combines the best of HD TV, the Internet, PC functionality and Video on Demand options demanded by today’s traveler.  Roomlinx’s property service solutions range from infrastructure development to revenue generating business services. For more information, go to www.roomlinx.com.

Safe Harbor Cautionary Statement

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws.  These statements include statements regarding the Hyatt hotels roll out (including the timing thereof) and Roomlinx’s growth as a result of the master service agreement with an affiliate of Hyatt Hotels Corporation.  These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are:  the Company's successful implementation of new products and services (either generally or with specific key customers), the Company’s ability to satisfy the contractual terms of key customer contracts, demand for the new products and services, the Company's ability to successfully compete against competitors offering similar products and services, general economic and business conditions; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies research and development activities; changes in, or failure to comply with, governmental regulations; the ability to obtain adequate financing in the future; the Company’s ability to establish and maintain strategic relationships, including the risk that key customer contracts may be terminated before their full term; the possibility of product-related liabilities; the Company’s ability to attract and retain qualified personnel; the Company’s ability to maintain its intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; the Company’s ability to obtain, use or successfully integrate third-party licensed technology; breach of the Company’s security by third parties; and the risk factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including our 2010 Annual Report on Form 10-K available through the web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

SOURCE: Roomlinx, Inc.

Roomlinx, Inc.
Chris Wasik, 720-877-1724
cwasik@roomlinx.com

Lori Alexander
Hyatt Hotels and Resorts
312-780-5709
Lori.alexander@hyatt.com